EXHIBIT 4.2

VIRGINIA ELECTRIC AND POWER COMPANY

Issuer

AND

JPMORGAN CHASE BANK

(Formerly Known As The Chase Manhattan Bank)

Trustee

AND

JPMORGAN CHASE BANK

Call Rights Agent

ELEVENTH SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 1, 2003

SUPPLEMENTING THE SENIOR INDENTURE

DATED AS OF JUNE 1, 1998

PROVIDING FOR

4.10% CALLABLE AND PUTTABLE ENHANCED SECURITIESSM (“CAPESSM”) DUE 2038

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

SUPPLEMENTAL INDENTURE, dated as of the 1st day of December, 2003, among VIRGINIA ELECTRIC AND POWER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Company”), having its principal office at One James River Plaza, 701 East Cary Street, Richmond, Virginia 23219, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, having its principal corporate trust office at 4 New York Plaza, New York, New York 10004, as trustee (the “Trustee”), and JPMORGAN CHASE BANK, a New York banking corporation, having its principal corporate trust office at 4 New York Plaza, New York, New York 10004, as Call Rights Agent (the “Call Rights Agent”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of June 1, 1998 (the “Original Indenture”), as amended, supplemented or modified (as so amended, supplemented or modified, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities; and

WHEREAS, the Company now desires to provide for the issuance of a new series of its unsecured debt securities pursuant to the Original Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, its debt securities under the Original Indenture, which shall be known as the “4.10% Callable And Puttable Enhanced SecuritiesSM (“CAPESSM”) due 2038”, which CAPES are being issued subject to Purchase Rights (as defined below) represented by Call Rights (as defined below); and

WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

“Callable And Puttable Enhanced Securities” and “CAPES” are service marks owned by Merrill Lynch & Co., Inc.

ARTICLE ONE

Definitions and Other

Provisions of General Application

SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following terms shall have the respective meanings set forth below:

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to be closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Call Date” shall mean December 15, 2008.

“Call Exercise Price” shall mean 100% of the principal amount of the CAPES to be purchased pursuant to the exercise of the Call Rights.

“Call Notice Date” shall have the meaning specified in Section 206 hereof.

“Call Rights” shall mean the call rights representing the Purchase Rights issued pursuant to the Call Rights Agreement. Each Call Right shall represent a Purchase Right for $1,000 principal amount of the CAPES at the Call Exercise Price.

“Call Rights Agreement” shall mean the agreement dated as of December 12, 2003 among the Company, the Call Rights Agent and the Trustee, pursuant to which the Call Rights are issued.

“Code” shall have the meaning specified in Section 402 hereof.

“Comparable Treasury Issue” shall mean the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the CAPES to be redeemed or other maturity, in each case, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such CAPES.

“Comparable Treasury Price” shall mean with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” shall have the meaning specified in Section 204(a) hereof.

“DTC” shall have the meaning specified in Section 204(a) hereof.

“Eligible Assets” shall mean U.S. Treasury securities maturing not later than noon on the Business Day immediately preceding the Call Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Securities” shall have the meaning specified in Section 204(a) hereof.

“Independent Investment Banker” shall mean one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Interest Payment Date” shall have the meaning specified in Section 205(a) hereof.

“Owner” shall have the meaning specified in Section 206 hereof.

“Purchase Rights” shall mean the rights to purchase the CAPES in accordance with and subject to the terms of the Call Rights Agreement and the related Call Rights.

“Reference Treasury Dealer” shall mean each of: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., McDonald Investments Inc. or their affiliates which are primary U.S. Government securities dealers and their respective successors; provided that, if any such firm or their affiliates cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” shall have the meaning specified in Section 205(b) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stated Maturity” shall mean, with respect to the principal amount of the CAPES, December 15, 2038.

“Treasury Rate” shall mean, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

ARTICLE TWO

Title and Terms of the Securities

SECTION 201. Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company’s “4.10% Callable And Puttable Enhanced Securities (“CAPES”) due 2038”. The Stated Maturity on which the principal of the CAPES shall be due and payable will be December 15, 2038.

SECTION 202. Rank. The CAPES shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

SECTION 203. Intentionally Omitted.

SECTION 204. Amount, Form and Denominations; DTC.

(a) The aggregate principal amount of CAPES that may be issued under this Supplemental Indenture is limited initially to $225,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding CAPES, but on or prior to the Call Date with the consent of the holders of 100% of the Call Rights, “reopen” the series of CAPES so as to increase the aggregate principal amount of such Outstanding CAPES in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional CAPES have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the CAPES of such series then Outstanding. No additional CAPES may be issued if an Event of Default has occurred and is continuing with respect to the CAPES series. The CAPES shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $1,000 and integral multiples thereof. The CAPES will initially be issued in global form (the “Global Securities”) under a book-entry system, registered in the name of The Depository Trust Company, as depository (“DTC”), or its nominee, which is hereby designated as “Depositary” under the Indenture.

(b) Further to Section 305 of the Original Indenture, any Global Security shall be exchangeable for CAPES registered in the name of, and a transfer of a Global Security may be registered to, any Person other than the Depositary for such CAPES or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, or (ii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the CAPES. Upon the occurrence in respect of any Global Security of any or more of the conditions specified in clause (i) or (ii) of the preceding sentence, such Global Security may be exchanged for CAPES registered in the name of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct. Notwithstanding any provision to the contrary set forth herein or in the Original Indenture, the Company shall (i) use its best efforts to maintain the CAPES in book-entry form with the Depositary or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the CAPES in book-entry form, and (ii) waive any discretionary right it otherwise has hereunder or under the Original Indenture to cause the CAPES to be issued in certificated form.

(c) The CAPES shall have such other terms and provisions as are set forth in the form of CAPES attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

SECTION 205. Interest and Principal.

(a) The CAPES shall bear interest at the rate of 4.10% per annum on the respective principal amount thereof from December 12, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, the Call Date, and thereafter at the rate of 6.38% per annum until the principal of such CAPES becomes due and payable, and, in each case, on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the applicable rate per annum during such overdue period. Interest on the CAPES will be payable semiannually in arrears on June 15 and December 15 of each year, including the Call Date and Stated Maturity (each such date, an “Interest Payment Date”), commencing June 15, 2004. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.

(b) In the event that any Interest Payment Date, including the Call Date and Stated Maturity of the CAPES, or Redemption Date is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date, including the Call Date and Stated Maturity, with respect to any CAPES will, as provided in the Original Indenture, be paid to the person in whose name the CAPES (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant regular record date for such interest installment, which shall be the May 31 or November 30 (in each case, whether or not a Business Day) immediately preceding the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the CAPES (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the CAPES not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the CAPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of and premium, if any, and interest on the

CAPES if in certificated form shall be payable at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts, with any such payment of principal that is due at the Stated Maturity of any CAPES or payment of principal, premium, if any, and interest (if the Redemption Date is not also an Interest Payment Date) due upon redemption being made upon surrender of such CAPES to such office or agency; provided, however, that payment of interest due on an Interest Payment Date may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register or by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee at least five Business Days prior to the Interest Payment Date. The Trustee shall initially serve as Paying Agent with respect to the CAPES, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

SECTION 206. Call Date Notice. The Trustee shall provide written notice to the Holders of the CAPES of the Call Date on a Business Day at least 60 calendar days prior to the Call Date (the “Call Notice Date”). Such notice shall state the following:

(i) the Call Date;

(ii) on the Call Date, the Holders of the CAPES will receive an amount equal to 100% of the principal amount of the CAPES from the Call Rights holders or the Company;

(iii) that the Holders of the CAPES, by their acceptance of CAPES, covenanted and agreed to tender any and all CAPES to the Trustee upon the exercise of the Call Rights by the holders of the Call Rights and deposit of the Call Exercise Price for the CAPES with the Call Rights Agent in accordance with the applicable procedures in the Call Rights Agreement or otherwise to the Trustee for mandatory repurchase by the Company;

(iv) that the CAPES shall be tendered or deemed tendered to the Trustee on the Call Date, without further action on the part of the Holders, or in the case of any Global Security, the beneficial owner (in each case, the “Owner”) of CAPES being required;

(v) that the Holders or Owners will be responsible for the payment of any fees or any commissions payable to any broker or other financial intermediary in connection with the tender or deemed tender of the CAPES; and

(vi) that if any CAPES contains a CUSIP, CINS or ISIN number, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the CAPES or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the CAPES.

SECTION 207. Mandatory Repurchase.

(a) In the event that:

(i) any holder of Call Rights does not provide notice of its exercise not less than five Business Days prior to the Call Date;

(ii) any holder of Call Rights does provide such notice, but for any reason does not fulfill the exercise requirements set forth in Section 302 below; or

(iii) any holder of Call Rights revokes its exercise as provided in Section 302(a) below;

then the Company shall be required to repurchase all such CAPES that are not purchased by the holders of Call Rights at a purchase price equal to 100% of their aggregate principal amount. All such CAPES shall be tendered or deemed tendered through the Trustee against payment, and no action will be required by Holders of the CAPES to effect the repurchase. In any such case, payment will be made by the Company through the Trustee to the DTC participant of each Holder of CAPES being repurchased, by book-entry through DTC by the close of business on the Call Date against delivery through DTC of such Holder’s CAPES.

(b) The Trustee shall notify the Company of the principal amount of CAPES to be repurchased by the Company by not later than two Business Days immediately preceding the Call Date.

(c) All CAPES purchased by the Company shall be delivered by the Company to the Trustee for cancellation.

SECTION 208. Form of CAPES.

Attached hereto as Exhibit A is the form of the definitive CAPES.

ARTICLE THREE

Call Rights, Purchase Rights and Optional Redemption

SECTION 301. General.

(a) The CAPES are not subject to redemption at the option of the Company until after the Call Date. The CAPES are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund. The CAPES are subject to purchase, as a whole or in part, in increments of $1,000 principal amount by the holders of the Call Rights prior to Stated Maturity of the principal thereof on the terms set forth below. Each Holder and Owner of the CAPES, by agreeing to purchase the CAPES or any interest therein, shall be deemed to have agreed to (i) the prior right of the holders of the Call Rights to purchase the CAPES in whole or in part on the Call Date, (ii) appoint the Trustee on behalf of such Holder or beneficial owner to effect the mandatory tender of such CAPES to the applicable holders of the Call Rights following exercise and satisfaction of the exercise requirements described in Section 302 below, (iii) be bound by the provisions hereof and of the CAPES respecting such agreements, and (iv) have the Company act on behalf of the Holders in connection with the appointment of the Trustee and the Call Rights Agent.

SECTION 302. Purchase Rights.

(a) The holders of the Call Rights have the right to purchase the CAPES (or any portion thereof in increments of $1,000) from the Holders thereof on the Call Date at 100% of their principal amount. In order to exercise a Call Right on the Call Date, the holder thereof must (i) not less than five Business Days but not more than 60 calendar days prior to the Call Date, provide notice of such exercise to the Call Rights Agent and Trustee by completing the notice of exercise to purchase set forth on the reverse side of the Call Right, by duly executing the same, and by delivering the Call Right with the notice of exercise duly completed to the Call Rights Agent with a copy to the Trustee, if the Trustee shall then not also be the Call Rights Agent (which notice of exercise shall be irrevocable upon satisfaction of all of the conditions to exercise, subject to the third to last sentence of this Section 302(a)), and (ii) irrevocably deposit at least four Business Days prior to the Call Date the Call Exercise Price, in lawful money of the United States of America by wire transfer of immediately available funds, with the Call Rights Agent to be held in escrow pursuant to the Call Rights Agreement until the Call Exercise Price is paid by the Call Rights Agent to the Trustee for the benefit of the Holders of the CAPES in accordance with subsection (e) below. Any determination as to whether a notice of exercise as set forth in clause (i) above is duly completed and in proper form shall be made by the Call Rights Agent, and shall be conclusive and binding on Holders and on the holders of the Call Rights. If any of the requirements set forth in this Section 302(a) have not been satisfied by the deadline specified therefor, then the Call Rights will be deemed to have not been exercised and will expire. In addition, the exercise of Call Rights shall be revocable if any Event of Default with respect to the CAPES shall occur and be continuing on or prior to the Call Date. Upon receipt of notice of revocation in accordance with the Call Rights Agreement, the Trustee shall notify the Company as promptly thereafter as practicable. Revocation shall be effective only upon receipt of notice thereof by the Trustee.

(b) As soon as practicable, but not later than two Business Days immediately preceding the Call Date, the Trustee and the Call Rights Agent shall determine the principal amount of CAPES covered by duly exercised Call Rights. On the Call Date, the Call Rights Agent will pay the Trustee for the account of the Holders of the CAPES from funds deposited in respect of exercised Call Rights, an amount equal to the Call Exercise Price for such CAPES. Any CAPES remaining after the satisfaction of all exercised Call Rights shall be repurchased by the Company in accordance with Section 207 above.

(c) In the event that less than 100% of the aggregate principal amount of CAPES is subject to duly exercised Call Rights, the Call Rights Agent shall, as promptly as practicable on the third Business Day immediately preceding the Call Date instruct the Trustee to select on a pro rata basis, the CAPES or portions thereof, in increments of $1,000 principal amount, to be purchased from the Holders thereof by exercising holders of Call Rights.

(d) The Trustee shall notify the Company of the aggregate principal amount of CAPES to be purchased pursuant to the exercise of Call Rights or by the Company not later than the second Business Day prior to the Call Date. Following its receipt of CAPES upon the exercise of any Call Rights, the Trustee will surrender the CAPES to the exercising holders of the Call Rights against payment of the Call Exercise Price of such CAPES. So long as the CAPES are held in book-entry form, the Trustee will notify DTC to have the CAPES to be purchased pursuant to exercise of Call Rights delivered to the account of the Trustee, by book-entry through DTC against payment therefor, on the Call Date. So long as the CAPES are held in book-entry form, upon payment of the Call Exercise Price to the Trustee for the account of the beneficial owners of the CAPES, the Trustee will cause the CAPES to be credited by book-entry through DTC to the account(s) designated by the Call Rights Agent for the account(s) of the holder(s) of the Call Rights.

(e) The Call Rights Agent will deposit all funds and securities, if applicable, received by it as set forth in subsection (a) above in an escrow account maintained by it for such purpose and shall advise the Trustee and the Company by telephone by 4:00 p.m., New York City time, on the date of receipt, if a payment of the Call Exercise Price for Call Rights is received, of the amount so deposited in its account. The Call Rights Agent will promptly confirm such telephone advice in writing to the Trustee and the Company. The Call Rights Agent shall hold amounts received from exercising holder(s) of the Call Rights for the benefit of Holders of the CAPES and shall invest at the written direction of the holder(s) of the Call Rights any such amounts only in Eligible Assets, that to the knowledge of the Call Rights Agent are available and that are specified to the Call Rights Agent by the holder(s) of the Call Rights, from the date of receipt thereof to the Business Day prior to the Call Date. Notwithstanding anything to the contrary contained herein or in the Call Rights Agreement, the Call Rights Agent shall not be liable for any loss of interest or principal resulting from an investment made by the Call Rights Agent in accordance herewith and with the Call Rights Agreement. Income from the investment of funds received by the Call Rights Agent from exercising holder(s) of the Call Rights shall be remitted to such holder(s) on the first Business Day following the Call Date. As between the holder(s) of the Call Rights and the Holders, the holder(s) of the Call Rights will bear the risk of loss on funds so deposited with the Call Rights Agent from the date of deposit with the Call Rights Agent until the funds are made available for payment to the Holders on the Call Date or remitted to the holder(s) of the Call Rights, as the case may be. From the Call Date, Holders and beneficial owners of the CAPES may look only to the Call Rights Agent (or the Trustee, if the funds have been paid out of escrow to the Trustee) and not to the Company for payment of the Call Exercise Price.

(f) All CAPES or portions thereof selected by the Trustee for delivery to the Call Rights Agent for the account of the holders of Call Rights exercised to purchase such CAPES or portions thereof shall be tendered, or deemed tendered, to the Trustee by the Holders thereof on the Call Date for delivery to the Call Rights Agent for the account(s) of such holder(s) of the Call Rights against payment therefor. Upon payment of the Call Exercise Price to the Trustee for the account of the Holders of CAPES or portions thereof so tendered or deemed tendered, any CAPES or portions thereof required to be tendered that shall not have been surrendered to the Trustee for delivery to the Call Rights Agent (each, an “Undelivered CAPES”) shall thereafter (i) represent only the right to receive payment equal to the Call Exercise Price for such CAPES or portions thereof from the Trustee on behalf of the holder(s) of the Call Rights and (ii) no longer be an obligation of the Company. The amount of the Call Exercise Price shall be held by the Trustee for the Holder of any Undelivered CAPES or portions thereof pending surrender thereof in the same manner and upon the same terms as the Trustee holds cash for payments of principal under the Indenture. The Company and the Trustee shall take such actions as shall be necessary in order to distinguish Undelivered CAPES or portions thereof from CAPES, which may include assigning a separate CUSIP number or other means of identification to the Undelivered CAPES, and in connection with the deemed transfer of such Undelivered CAPES or portions thereof shall issue and deliver to the Call Rights Agent for the account of the holder(s) of the Call Rights a replacement CAPES for the Undelivered CAPES or portions thereof. Any Undelivered CAPES or portions thereof subsequently surrendered to the Trustee shall be cancelled as a “lost” CAPES in accordance with the Indenture.

(g) In the event that the CAPES are held in certificated form on or prior to the Call Date, the Trustee will act as custodian for the CAPES, to the extent that such arrangement is then deemed to be practicable and lawful in the reasonable judgment of the Trustee, and will effect physical delivery of the CAPES to be purchased on behalf of the beneficial owners thereof.

(h) The exercise, tender and settlement procedures described above may be modified by the Company and the Trustee, with the consent of the holders of 100% of the Call Rights, to the extent required by DTC or to facilitate the performance of such procedures for securities in certificated form.

(i) The purchase of a CAPES by the holder(s) of the Call Rights shall not constitute a repayment or redemption of such CAPES and the indebtedness evidenced thereby shall remain outstanding for all purposes. The Company will have no responsibility respecting payment or delivery arrangements upon exercise of Call Rights, which will be effected by the Trustee and the Call Rights Agent.

(j) As long as the CAPES are held through the book-entry system maintained by DTC, and notwithstanding anything herein to the contrary, DTC and not the Trustee shall select CAPES for purchase and the Call Right Agent shall instruct DTC and not the Trustee to make such selection on a pro rata basis.

(k) The Holders or Owners of the CAPES shall be responsible for the payment of any fees or any commissions payable to any broker or other financial intermediaries in connection with the tender of CAPES.

SECTION 303. Treatment of Holder(s) of the Call Rights.

The Company hereby agrees for the benefit of the holder(s) of the Call Rights that, so long as the Call Rights remain outstanding, (i) neither the Company nor any of its affiliates will purchase or otherwise acquire any of the CAPES without the prior written consent of the holder(s) of 100% of the Call Rights except in accordance with Section 207 hereof, and (ii) the Company and the Trustee shall not amend or supplement the Indenture, this Supplemental Indenture or the CAPES in any manner, or obtain any waiver from Holders of the CAPES, if such amendment, supplement or waiver shall adversely affect in any respect the rights of the holders of the Call Rights, without the prior written consent of the holders of 100% of the Call Rights.

SECTION 304. Optional Post-Call Date Redemption.

The CAPES are redeemable, in whole or in part, at any time after the Call Date, but not on or before the Call Date, and at the option of the Company, at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of CAPES then Outstanding to be so redeemed, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon calculated at the rate of 6.38% per year (not including interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date. The Company shall, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders of the CAPES as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the CAPES or portions thereof called for redemption.

The Treasury Rate and the sum referred to in (b) above shall be calculated on the third Business Day preceding the Redemption Date.

Notwithstanding Section 1104 of the Original Indenture, the notice of redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

In the event of the redemption of the CAPES in part only, a new CAPES for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

ARTICLE FOUR

Miscellaneous Provisions

SECTION 401. General.

(a) The Trustee and the Call Rights Agent make no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

(b) Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

(c) This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(d) This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 402. ERISA.

(a) The CAPES may be held by or considered for purchase by an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) or a “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, “Plans”). A Plan fiduciary, whether or not a Holder of the CAPES at such time, may request in writing that the Company provide such Plan fiduciary with such information as shall be necessary for it to determine whether any of the holders of the Call Rights or their affiliates are (i) “Parties-in-Interest” (within the meaning of ERISA, Section 3(14)) or (ii) “Disqualified Persons” within the meaning of Section 4975(e)(2) of the Code, with respect to any employee benefit plan or Plan identified to the Company by such Plan fiduciary at the time such request is made in order for the Plan fiduciary to determine whether an investment in the CAPES by such Plan is or would be permissible under ERISA or the Code. Any such written request of a Plan fiduciary shall be accompanied by a certification of the Plan fiduciary, opinion of counsel experienced in such issues, and such other documentation as the Company may require, in order to establish that such disclosure is necessary for the Plan fiduciary to determine compliance with ERISA and the Code, as well as a confidentiality agreement, whereby the Plan fiduciary agrees not to disclose the identity of any holders of the Call Rights or their affiliates except to any legal or other experts as necessary to make such determination. The holder of a Call Right shall be required upon reasonable request of the Company, in order for the Company to satisfy its obligations to a Plan fiduciary, to provide the Company with any one or more of the following, in the sole discretion of the holder of the Call Rights: (i) a certificate that the holder of the Call Rights and its affiliates are not (x) “Parties-in-Interest” (within the meaning of ERISA, Section 3(14)) with respect to any Plan, or (y) “Disqualified Persons” within the meaning of Code Section 4975(e)(2) with respect to a Plan except in each case with respect to plans sponsored by the holder of the Call Rights or its affiliates which cover employees of the holder of the Call Rights and/or such affiliates; (ii) a certificate that the holder of the Call Rights and its affiliates are not such “Parties-in-Interest” or “Disqualified Persons” with respect to any employee benefit plan or Plan identified to the Company by such Plan fiduciary at the time such request is made; or (iii) a written consent to the limited disclosure of the identity of the holder of the Call Rights and its affiliates to a specific Plan fiduciary solely for purposes of allowing the Company to satisfy its obligations to a Plan fiduciary.

(b) The person making the decision to purchase the CAPES on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan (or the governmental plan), to represent that the purchase, holding and disposition of the CAPES (including a disposition to the holders of Call Rights in the event the holders exercise the Call Rights) will not result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation).

SECTION 403. Taxation. The Company intends to treat the CAPES for United States federal income tax purposes only as fixed rate debt instruments that mature on the Call Date, and each Holder of CAPES, or beneficial owner of an interest therein, by virtue of its purchase thereof, agrees (in the absence of an administrative determination or judicial ruling to the contrary) to follow such treatment for United States federal, state and local income tax purposes, with respect to the period from the Original Issue Date to the Call Date.

SECTION 404. Rule 144A(d)(4) Information. If at any time any CAPES are outstanding and are “restricted securities” within the meaning of Rule 144 under the Securities Act, unless the Company furnishes information to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to the Holders of the CAPES or to a prospective purchaser of the CAPES who is designated by a Holder of the CAPES and is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, upon the request of the Holder of the CAPES or prospective purchaser, in order to permit compliance by the Holders of the CAPES with Rule 144A.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, as Trustee

By:
Name:
Title:

JPMORGAN CHASE BANK, as Call Rights Agent

By:
Name:
Title:

EXHIBIT A

FORM OF 4.10% CALLABLE AND PUTTABLE ENHANCED SECURITYSM

(“CAPESSM”) DUE 2038

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY, OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE PERSON MAKING THE DECISION TO PURCHASE THIS SECURITY ON BEHALF OF A PLAN OR A GOVERNMENTAL PLAN SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE PLAN (OR THE GOVERNMENTAL PLAN), TO REPRESENT THAT THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY (INCLUDING A DISPOSITION TO THE HOLDER(S) OF THE CALL RIGHTS IN THE EVENT THE HOLDER(S) OF THE CALL RIGHTS EXERCISE(S) THE CALL RIGHTS) WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION).

CUSIP No. 927804EX8	$____________
No. ____

4.10% Callable And Puttable Enhanced SecuritiesSM (“CAPESSM”) due 2038

VIRGINIA ELECTRIC AND POWER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO.]*, or registered assigns, the principal sum of $                 on December 15, 2038 (“Stated Maturity” with respect to the principal of this CAPES), and to pay interest at the rate of 4.10% per annum on said principal sum from December 12, 2003, or

*	Insert in Global Securities.

from the most recent Interest Payment Date to which interest has been paid or duly provided for, to, but excluding, December 15, 2008 (the “Call Date”), and thereafter at the rate of 6.38% per annum until the principal of this CAPES becomes due and payable, and, in each case, on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the applicable rate per annum during such overdue period. Interest on this CAPES will be payable semiannually in arrears on June 15 and December 15 of each year and on the Call Date and the Stated Maturity (each such date, an “Interest Payment Date”), commencing June 15, 2004. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.

In the event that any Interest Payment Date, including the Call Date or Stated Maturity of this CAPES, or Redemption Date is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” means any day other than (i) a Saturday or Sunday (ii) or a day on which banking institutions in The City of New York are required or authorized by law, regulation or executive order to be closed or (iii) a day on which the Corporate Trust Office is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date, including the Call Date and the Stated Maturity, with respect to this CAPES will be paid to the person in whose name this CAPES (or one or more Predecessor Securities) is registered at the close of business on the relevant regular record date for such interest installment, which shall be the May 31 or November 30 (in each case, whether or not a Business Day) prior to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this CAPES is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the CAPES not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the CAPES may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and premium, if any, and interest on this CAPES if in certificated form shall be payable at the office or agency of the Paying Agent (initially, the Trustee) maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts, with any such payment of principal that is due at the Stated Maturity of any CAPES or payment of principal, premium, if any, and interest (if the Redemption Date is not also an Interest Payment Date) due upon redemption being made upon surrender of such CAPES to such office or agency; provided, however, that payment of interest due on an Interest Payment Date may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register or by wire transfer to an account previously specified in writing by such Holder to the Company and the Trustee at least five Business Days prior to the Interest Payment Date. Notwithstanding anything else contained herein, if this CAPES is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this CAPES will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

This CAPES is one of a duly authorized series of securities of the Company (herein called the “Securities”, which Securities may be issued under the Indenture hereinafter referred to in one or more series), designated as the “4.10% Callable And Puttable Enhanced SecuritiesSM (“CAPESSM”) due 2038”, initially limited to an aggregate principal amount of $225,000,000 (except for CAPES authenticated and delivered upon transfer of, or in exchange for, or in lieu of other CAPES, and except as further provided in the Indenture), all issued or to be issued under and pursuant to a Senior Indenture, dated as of June 1, 1998, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein referred to as “Trustee”, which term includes any successor trustee thereunder), as supplemented by the Supplemental Indenture dated as of December 1, 2003 (the “Supplemental Indenture” and together, as amended, supplemented or modified, the “Indenture”), duly executed and delivered among the Company, the Trustee and JPMorgan Chase Bank, a New York banking corporation, as Call Rights Agent (herein referred to as the “Call Rights Agent”, which term includes any successor Call Rights Agent under the Call Rights Agreement), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This CAPES is not subject to redemption at the option of the Company until after the Call Date, is not subject to repayment at the option of the Holder hereof and is not subject to any sinking fund. This CAPES is redeemable, in whole or in part, at any time after the Call Date, in the manner and with the effect provided in the Indenture.

This CAPES is subject to purchase, as a whole or in part, in increments of $1,000 principal amount, by holders of the Call Rights prior to Stated Maturity of the principal hereof on the terms set forth below and in the Indenture; provided, that, in the event that this CAPES is not purchased pursuant to the exercise of Call Rights, it shall be repurchased by the Company in accordance with the Indenture. Each Holder and beneficial owner of this CAPES, by agreeing to purchase this CAPES or any interest herein, agrees to (i) the right of the holders of the Call Rights to purchase this CAPES in whole or in part on the Call Date, (ii) appoint the Trustee on behalf of such Holder or beneficial owner to effect the mandatory tender of this CAPES to the holder(s) of the Call Rights following exercise and satisfaction of the exercise requirements set forth below, and (iii) be bound by the provisions of the Call Rights Agreement and of the CAPES respecting such arrangements and (iv) have the Company act on behalf of the Holders in connection with the appointment of the Trustee and the Call Rights Agent.

The holders of Call Rights have the right to purchase this CAPES (or any portion hereof, in increments of $1,000), from the Holder hereof on the Call Date at 100% of the principal amount. In order to exercise a Call Right on the Call Date, the holder(s) thereof must (i) not less than five Business Days but not more than 60 calendar days prior to the Call Date, provide notice of such exercise to the Call Rights Agent and Trustee by completing the notice of exercise to purchase set forth on the reverse side of the Call Right, by duly executing the same, and by delivering the Call Right with the notice of exercise duly completed to the Call Rights Agent with a copy to the Trustee, if the Trustee shall then not also be the Call Rights Agent (which notice of exercise shall be irrevocable upon satisfaction of all the conditions to exercise, subject to the third to last sentence of this paragraph), and (ii) irrevocably deposit at least four Business

Days prior to the Call Date the Call Exercise Price, in lawful money of the United States of America by wire transfer of immediately available funds, with the Call Rights Agent to be held in escrow pursuant to the Call Rights Agreement until such Call Exercise Price is paid by the Call Rights Agent to the Holder of this CAPES in accordance with the provisions set forth below. Any determination as to whether a notice of exercise as set forth in clause (i) above is duly completed and in proper form shall be made by the Call Rights Agent, and shall be conclusive and binding on Holders and on the holder(s) of the Call Rights. If any of the requirements set forth in this paragraph have not been satisfied by the deadline specified therefor, then the Call Rights will be deemed to have not been exercised and will expire. In addition, the exercise of Call Rights shall be revocable if any Event of Default (as defined in the Indenture) with respect to the CAPES shall occur and be continuing on or prior to the Call Date. Upon receipt of notice of revocation in accordance with the Call Rights Agreement, the Trustee shall notify the Company as promptly thereafter as practicable. Revocation shall be effective upon receipt of notice thereof by the Trustee.

By not later than two Business Days immediately preceding the Call Date, the Trustee shall notify the Company of the aggregate principal amount of CAPES to be purchased pursuant to the exercise of such Call Rights. Following its receipt of CAPES upon the exercise of any Call Rights, the Trustee will surrender the CAPES to the exercising holders of the Call Rights against payment of the Call Exercise Price of such CAPES. So long as the CAPES are held in book-entry form, the Trustee will notify DTC to have the CAPES to be purchased pursuant to exercise of a Purchase Right delivered to the account of the Trustee, by book-entry through DTC against payment therefor, on the Call Date. So long as the CAPES are held in book-entry form, upon payment of the Call Exercise Price to the Trustee for the account of the beneficial owners of CAPES by the Call Rights Agent from the account(s) of the holder(s) of the Call Rights exercising the Purchase Rights, the Trustee will cause the CAPES to be credited by book-entry through DTC to the account(s) designated by the Call Rights Agent for the account(s) of the holder(s) of the Call Rights.

The Call Rights Agent will deposit all funds and securities, if applicable, received by it as set forth above in an escrow account maintained by it for such purpose and shall advise the Trustee and the Company by telephone by 4:00 p.m., New York City time, on the date of receipt, if a payment of the Call Exercise Price is received, of the amount so deposited in its account. The Call Rights Agent will promptly confirm such telephone advice in writing to the Trustee and the Company. The Call Rights Agent shall hold amounts received from exercising holder(s) of the Call Rights for the benefit of Holders of the CAPES and shall, in accordance with the Call Rights Agreement, invest any such amounts only in Eligible Assets from the date of receipt thereof to the Business Day prior to the Call Date. Notwithstanding anything to the contrary contained herein or in the Call Rights Agreement, the Call Rights Agent shall not be liable for any loss of interest or principal resulting from an investment made by the Call Rights Agent in accordance herewith and with the Call Rights Agreement. Income from the investment of funds received by the Call Rights Agent from exercising holder(s) of the Call Rights shall be remitted to such holder(s) on the first Business Day following the Call Date. As between the holder(s) of the Call Rights and the Holders, the holder(s) of the Call Rights will bear the risk of loss on funds so deposited with the Call Rights Agent from the date of deposit with the Call Rights Agent until the funds are made available for payment to the Holders on the Call Date or remitted to the holder(s) of the Call Rights, as the case may be. From the Call Date, Holders and beneficial owners of the CAPES may look only to the Call Rights Agent (or the Trustee, if the funds have been paid out of escrow to the Trustee) and not to the Company for payment of the Call Exercise Price.

All CAPES or portions thereof selected by the Trustee for delivery to the Call Rights Agent for the account of the holders of Call Rights exercised to purchase such CAPES or portions thereof shall be tendered, or deemed tendered, to the Trustee by the Holders thereof on the Call Date for delivery to the Call Rights Agent for the account(s) of the holder(s) of the Call Rights against payment therefor. Upon payment of the Call Exercise Price to the Trustee for the account of the Holders of CAPES or portions thereof so tendered or deemed tendered, any CAPES or portions thereof required to be tendered that shall not have been surrendered to the Trustee for delivery to the Call Rights Agent (each, an “Undelivered CAPES”) shall thereafter (i) represent only the right to receive payment equal to the Call Exercise Price for such CAPES or portions thereof from the Trustee on behalf of the holder(s) of the Call Rights and (ii) no longer be an obligation of the Company. The amount of the Call Exercise Price shall be held by the Trustee for the Holder of any Undelivered CAPES or portions thereof pending surrender thereof in the same manner and upon the same terms as the Trustee holds cash for payments of principal under the Indenture. The Company and the Trustee shall take such actions as shall be necessary in order to distinguish Undelivered CAPES or portions thereof from CAPES, which may include assigning a separate CUSIP number or other means of identification to the undelivered CAPES, and in connection with the deemed transfer of such Undelivered CAPES or portions thereof shall issue and deliver to the Call Rights Agent for the account of the holder(s) of the Call Rights a replacement CAPES for the Undelivered CAPES or portions thereof. Any Undelivered CAPES or portions thereof subsequently surrendered to the Trustee shall be cancelled as a “lost” CAPES in accordance with the Indenture.

All CAPES subject to repurchase by the Company on the Call Date shall be tendered or deemed tendered through the Trustee against payment, and no action will be required by Holders of the CAPES to effect repurchase.

In the event that the CAPES are held in certificated form on or prior to the Call Date, the Trustee will act as custodian for the CAPES, to the extent that such arrangement is then deemed to be practicable and lawful in the reasonable judgment of the Trustee, and will effect physical delivery of CAPES to be purchased on behalf of the beneficial owners thereof.

The exercise, tender and settlement procedures described above may be modified by the Company and the Trustee, with the consent of the holders of 100% of the Call Rights, to the extent required by DTC or to facilitate the performance of such procedures for securities in certificated form.

The purchase of this CAPES by the holder(s) of the Call Rights shall not constitute a repayment or redemption of this CAPES and the indebtedness evidenced hereby shall remain outstanding for all purposes. The Company will have no responsibility respecting payment or delivery arrangements upon exercise of the Call Rights, which will be effected by the Trustee and the Call Rights Agent.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this CAPES upon compliance by the Company with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the CAPES under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all CAPES issued under the Indenture at the time outstanding; provided, however, that no such amendment shall without the consent of the Holder of each CAPES and the prior written consent of the holder(s) of each Call Right in the case of (i) and (iii) below, so affected, among other things (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on any CAPES, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof, (ii) reduce the percentage of Outstanding CAPES, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture, or (iii) adversely affect in any respect the rights of the holders of the Call Rights. The Indenture also contains provisions permitting, subject to the prior written consent of the holders of 100% of the Call Rights, in the case of any waiver that would adversely affect in any respect the rights of the holders of the Call Rights, (i) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of the registered Holders of the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this CAPES shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this CAPES and of any CAPES issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this CAPES.

No reference herein to the Indenture and no provision of this CAPES or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this CAPES at the time and place and at the rate or rates and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this CAPES is registrable in the Security Register of the Company, upon surrender of this CAPES for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this CAPES are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new CAPES and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this CAPES, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the owner hereof (whether or not this CAPES shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

The CAPES are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. [This Global Security is exchangeable for CAPES in definitive form only under certain limited circumstances set forth in the Indenture.]* As provided in the Indenture and subject to certain limitations therein set forth, CAPES are exchangeable for a like aggregate principal amount of CAPES of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any CAPES will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the CAPES, (ii) the registered owners of not less than a majority in principal amount of the outstanding CAPES shall have made written request, and such registered owner or owners have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the Outstanding CAPES a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this CAPES on or after the respective due dates expressed herein.

The Company intends to treat this CAPES for United States federal income tax purposes only as a fixed rate debt instrument that matures on the Call Date, and each Holder of this CAPES, or beneficial owner of an interest herein, by virtue of its purchase hereof, agrees (in the absence of an administrative determination or judicial ruling to the contrary) to follow such treatment for United States federal, state and local income tax purposes, with respect to the period from the Original Issue Date to the Call Date.

This CAPES may be held by or considered for purchase by an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) or a “plan” (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, the “Plans”). A Plan fiduciary, whether or not a Holder of this CAPES at such time, may request in writing that the Company provide such Plan fiduciary with such information as shall be necessary for it to determine whether any of the holders of the Call Rights or their affiliates are

*	Insert in Global Securities.

(i) “Parties-in-Interest” (within the meaning of ERISA, Section 3(14)) or (ii) “Disqualified Persons” within the meaning of Section 4975(e)(2) of the Code, with respect to any employee benefit plan or Plan identified to the Company by such Plan fiduciary at the time such request is made in order for the Plan fiduciary to determine whether an investment in this CAPES by such Plan is or would be permissible under ERISA or the Code. Any such written request of a Plan fiduciary shall be accompanied by a certification of the Plan fiduciary, opinion of counsel experienced in such issues, and such other documentation as the Company may require, in order to establish that such disclosure is necessary for the Plan fiduciary to determine compliance with ERISA and the Code, as well as a confidentiality agreement, whereby the Plan fiduciary agrees not to disclose the identity of any holders of the Call Rights or their affiliates except to any legal or other experts as necessary to make such determination. The holder of a Call Right shall be required upon reasonable request of the Company, in order for the Company to satisfy its obligations to a Plan fiduciary, to provide the Company with any one or more of the following, in the sole discretion of the holder of the Call Right: (i) a certificate that the holder of the Call Rights and its affiliates are not (x) “Parties-in-Interest” (within the meaning of ERISA, Section 3(14)) with respect to any Plan, or (y) “Disqualified Persons” within the meaning of Code Section 4975(e)(2) with respect to a Plan except in each case with respect to plans sponsored by the holder of the Call Rights or its affiliates which cover employees of the holder(s) of the Call Rights and/or such affiliates; (ii) a certificate that the holder of the Call Rights and its affiliates are not such “Parties-in-Interest” or “Disqualified Persons” with respect to any employee benefit plan or Plan identified to the Company by such Plan fiduciary at the time such request is made; or (iii) a written consent to the limited disclosure of the identity of the holder of the Call Rights and its affiliates to a specific Plan fiduciary solely for purposes of allowing the Company to satisfy its obligations to a Plan fiduciary.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this CAPES shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this CAPES shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

All terms used in this CAPES which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

VIRGINIA ELECTRIC AND POWER COMPANY

By:

Dated:

[Corporate Seal] Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

JPMORGAN CHASE BANK as Trustee

By:

Authorized Officer

Dated:

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Other Identifying Number of Assignee)

(Please print or type name and address, including zip code of Assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of or a participant in the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other “signature guarantee program.” When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Security.

A-10